YUCHENG
Technologies Limited

Yucheng Technologies Limited

Corporate Presentation

May 2008

WWW.YUCHENGTECH.COM

Disclosure Statement

YUCHENG Technologies Limited

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the Private securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Yucheng Technologies is engaged fluctuations in customer demand; management of rapid growth; intensity of competition from other IT providers; market acceptance of new products; general economic conditions; geopolitical events and regulatory changes; as well as other relevant risks detailed in filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The company does not assume any obligation to update the information contained in this press release or filings.

Corporate Overview

YUCHENG Technologies Limited

History	• Founded in 1999
Market Data	• NASDAQ:YTEC • Price $13.14, 52Wk High $19.36, 52Wk Low $7.15 • US$218.3mm market capitalization (as of 5/16/08)
Operations	• Headquartered in Beijing, China • Nationwide presence in 18 cities
Customers	• Focused on domestic Chinese banking industry • 13 out of the 15 largest banks; also small-to-medium sized banks
Offerings	• Channel, Business and Management related solutions including via outsourced services like e-Banking ASP platform for small and medium sized banks • POS merchant acquiring services (payment processing related)
Headcount	• More than 1,800 employees nationwide
Financials	• 2007A: US$59.6mm in sales, up 49% YoY; US$10.5mm in non-GAAP net profit, up 72% YoY • 2008 guidance: US$71.5-74.5mm in sales; US$14.7-15.2mm in net profit (non-GAAP)*

*Adjusted for amortization of goodwill from initial merger

Investment Highlights

YUCHENG Technologies Limited

- Fast Growing Chinese "Fintech" Market
- Market Leadership Position
- Diverse and Expanding Customer Base
- Experienced Management Team
- Strong Financial Performance
- Significant Growth Opportunities

Fast Growing Chinese "Fintech" Market

Earnings Growth Underpins Aggressive IT Spending

China Banking Industry IT Spending[1]



12,000
10,000
8,000
6,000
4,000
2,000
0
($mm)
'06-'11 CAGR: 16.2%
5,133
5,943
6,903
8,024
9,330
10,870
2006
2007
2008
2009
2010
2011

Source: IDC, 2007

Earnings Growth of Top 5 Banks



400
300
200
100
0
(RMB bn)
CAGR: 31.8%
124
157
233
313
373
2005
2006
2007
2008E
2009E
Top 5 Banking Profits

Source: DaiWa Institute of Research, 2008

- **China**
  - Overall economy growing at 10% annually
  - One of the highest saving rates in the world
  - Shift toward consumption and service economy
- **China's banking sector**
  - Industry structure
    - Top four major banks with assets 53.2% of total Chinese banking assets
    - Another 100+ small to medium regional banks with reasonable presence
    - More than 8,000 community banks
  - Limited impact from subprime - China's 14 listed banks posted 72% net income growth in for the year 2007
  - Greater influence by foreign and domestic capital markets (IPOs) and strategic investors
  - Post-WTO competitive pressure/BASEL II
  - Increased demand for third-party IT expertise

[1] Include the spending of the bank's in-house staff and capex and the spending for 3rd party vendors

Fast Growing Chinese "Fintech" Market

Spending on Solutions Outpaces Total IT Spending

Lack of adequate IT infrastructure, competitive pressure and compliance with BASEL II Accord are the key drivers of demand



'05-'11 CAGR
CAGR: 21.2%
(RMB mm)
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
2005: 472, 1,488, 818
2006: 586, 1,831, 1,026
2007: 722, 2,226, 1,274
2008: 897, 2,716, 1,564
2009: 1,098, 3,246, 1,892
2010: 1,332, 3,849, 2,265
2011: 1,063, 4,057, 2,678
22.6%
20.3%
21.9%
Business-Related Solution
Channel-Related Solution
Management-Related Solution

Source: IDC 2007

Fast Growing Chinese “Fintech” Market

YUCHENG Technologies Limited

Existing IT Service Support Infrastructure is Poor

Average waiting time for counter service at first-tier Chinese banks is ***<u>85 minutes</u>***
(source: *People’s Daily* - 2007.04.02)


ATM



Root Causes:

- **Too few customer service representatives**
- **Inadequate IT infrastructure**
- **Lack of alternative service channels:**
  - **- Low web-banking penetration rate**
  - **- Inadequate call center operations**

Fast Growing Chinese "Fintech" Market

POS Transaction Processing Has Huge Potential

YUCHENG
Technologies Limited

Bank Card Transactions


RMB billion
CAGR = 58%

Retail Sales of Consumer Goods


RMB billion
10000
8000
6000
4000
2000
0
CAGR = 20%
2000
2001
2002
2003
2004
2005
2006
2007

Source: National Bureau of Statistics of China

Key Trends & Growth Drivers

- Rising spending power driven by higher standard of living and government push for higher domestic consumption
- Unwillingness of People's Bank of China to issue bank notes bigger than Rmb100
- Chinese banks had issued 30% new cards in 2007 – increasing the total to 1.5 billion bank cards (1.4 billion debit cards and 0.1 billion credit cards).
- Credit card issuance grew 114% in 2007.
- Bank card payment amounted to about US$16,430 billion in 2007, up 67% from 2006.
- Growth in electronic payments is expected to outpace growth in consumer spending
- Strong card revenues encourage banks to issue more cards and expand POS network by leveraging third party providers for POS merchant acquiring services.

Market Leadership Position

Comprehensive Service Offerings

YUCHENG Technologies Limited

Leveraging Core Strength to Invest In Future Growth

Core Business

Channel-related Solutions

- Customer interaction and communication interface
  - Online banking
  - Call center
  - Teller

Business-related Solutions

- Enterprise/operational solutions
  - Core-banking (for small & medium banks)
  - Loan
  - Foreign exchange
  - Treasury
  - Intermediary business

Management-related Solutions

- Management and decision support
  - Risk management
  - Performance measurement
  - Managerial accounting
  - Business intelligence
  - Management analytics

Project oriented SI/Solutions

Recurring Revenue from Outsourced Services

Payment Services

POS Merchant Acquiring Services

- Transaction volume based, targeting merchants in partnership with card issuing banks
  - Deployment of POS terminals
  - Value-added services*

Transaction Based Recurring Revenue

* Future offerings after reaching critical network size

Market Leadership Position

Case Studies: Leadership in Key Segments

YUCHENG Technologies Limited

	Proprietary Online Banking Software and Solution	Call Center Solution	Risk/performance Management Solution
Offering	• Complete solution for web-banking applications, channel integration and management – Based on multi-channel integration platform and web banking application software – Allows banks to better integrate and manage its internet banking platform • Higher customer retention, lower customer service costs	• A suite of call center solutions: – IT and business consulting – Solution implementation – Customization services to Chinese banks. • Higher customer satisfaction, cross-selling opportunities • Call center seats:240-1,100 • Daily incoming calls:50,000-300,000	• Suite of consulting and implementation services in Risk/Performance Management: • IT and business consulting – Asset and Liability Management – Market Risk Management – Treasury and Derivatives pricing and STP processes, etc. • Optimized asset-liability structure, enhance management ability of interest rate risk, liquidity risk
Clients	• 4 of top 5 banks • ICBC ,CCB, BCom, Bank of Shanghai, Bank of Beijing, etc.	• 2 of top 5 banks • CCB, BCom, Huaxia Bank, Bank of Shanghai	• 3 of top 5 banks • CCB, ICBC, ABC, CMB, MSBC, CNCB, Huaxia Bank, China Industrial Bank, etc.
Market Position	• No.1 vendor in China* • 70% market share by user base	• No.1 vendor in China* • 19% market share by bank call center seats	• Ranked No.1 among local vendors*

* *IDC 2007*

Market Leadership Position

Initial Success with Our POS Merchant Acquiring Initiatives

YUCHENG Technologies Limited

Current Partners: China Merchants Bank (CMB) – China's biggest credit card issuer
China Construction Bank (CCB), Guangdong & Beijing Branches
Bank of Communications (Bcom), Beijing Branch

Leadership Position: #1 third party provider for CMB in POS installation base and total processed value for 2007
Won the CMB 2007 Most Outstanding Performance Award

Operation: 15 sales offices across China; 370+ sales representatives



POS Terminals
Accumulative Installation Projection
8,900
25,000
50,000
2007
2008
2009



POS Business Unit
Operating Cities Projection
11
20
40
2007
2008
2009

Market Leadership Position

POS Merchant Acquiring – Basic Service Revenue Model

YUCHENG Technologies Limited

Yucheng's Basic Processing Revenue:

0.2% of processed value per transaction

Outsourced Vendor

YUCHENG Technologies Limited

- **Build merchant network**
- **POS maintenance service**

Acquiring Bank

招商银行 CHINA MERCHANTS BANK

中国建设银行 China Construction Bank

交通银行 BANK OF COMMUNICATIONS

Interchange

UnionPay 银联

VISA

MasterCard

...

Card Issuing Bank

中国银行 BANK OF CHINA

中国工商银行

交通银行 BANK OF COMMUNICATIONS

中国建设银行 China Construction Bank

citi Citibank

招商银行 CHINA MERCHANTS BANK

中国农业银行 AGRICULTURAL BANK OF CHINA

Merchants



Card Holder



Diverse and Expanding Customer Base

YUCHENG Technologies Limited

Initially focused on Top Banks … Penetrating into Small to Medium-Sized Banking Institutions

Category	Selected Customers	Key Highlights	Yucheng Advantages
Top Banks	中国工商银行 中国民生银行 中信银行 China CITIC Bank 中国农业银行 交通银行 Bank of Communications 中国建设银行 China Construction Bank 上海浦东发展银行 中国银行 Bank of China	◆ Top banks have an annual IT spending budget of over US$2.0bn ◆ Traditional client base of Yucheng, also the biggest revenue generator ◆ Growth driven by outsourcing non-core business functions	◆ Extensive and long-standing client relationships ◆ Reliable service quality with competitive pricing ◆ Proven track record
Small- to Medium-Sized Banking Institutions	华夏银行 渤海银行 China Bohai Bank 浙商银行 北京银行 Bank of Beijing 上海银行 Bank of Shanghai 南京银行 Bank of Nanjing 云南省农村信用社 河南省农村信用社 HeNan Credit Union	◆ Key growth area for Yucheng ◆ Growth driven by: – Bank's lack of financial and technology capabilities to run an IT department – Economies of scale – Opportunity to leverage experience across customers	◆ Proven track record ◆ Well-known product suite ◆ 100% repeatable solutions

Experienced and Accomplished Team

YUCHENG Technologies Limited

Name	Title	Industry/Yucheng Experience	Background
Chih Cheung	Non-Executive Chairman	11 years / 2 year	◆ Managing Partner- Staples Asia ◆ Senior Advisor – Chinatrust Commercial Bank ◆ Investment Banker - Goldman Sachs ◆ AB, AM, MBA and JD - Harvard University
Weidong Hong	CEO	18 years / 9 years	◆ Co-founder of Sihitech/VP of Secom China,Ltd. ◆ General Manager, GIT ◆ B.E. & EMBA degree-Tsinghua University
Shuo Zeng	COO	17 years / 8 years	◆ Co-founder of e-Channels ◆ GM of Info Product Dept., Finance Project & SI Dept. - Nantian Group
Remington Hu	CFO	18 years / 1 years	◆ CFO of YY Sports, Yue Yuan Industrial ◆ Co-founder of eSOON Communications ◆ MBA, Wharton School - University of Pennsylvania
David Wang	Senior VP	16 years / 2 year	◆ Vice President/ Treasury - JP Morgan ◆ Principal Consultant - IBM Global Services ◆ PHD - Yale University

46 senior and middle management holding approximately 32% of total outstanding shares

Strong Financial Performance

Track Record of Strong Revenue Growth

IT Solutions Revenue Growing at 104% CAGR from 2005 to 2007, Driving Overall Growth and Contributing Significantly to Margin Expansion

Revenue Analysis - by Sources ($mm)


IT Solution
SI Service
22
40
60
2005
2006
2007

05' – 07' CAGR: 65%

Non-GAAP Net Profit Analysis ($mm)


Net Margin
8.2%
15.3%
17.6%
1.8
6.1
10.5
2005
2006
2007

05' – 07' CAGR: 142%

Gross Margin Analysis

	2005	2006	2007
Gross Margin	25%	28%	36%

Strong Financial Performance
Driven By Its Continuous Margin Expansion

YUCHENG Technologies Limited

Value Chain Migration has been the key strategic focus

3-year IT Solution Revenue Growth

	2005	2006	2007
IT Solution Revenue ($ mm)	7.6	15.1	31.6



Yucheng 05-07 CAGR: 104%
*Industry Average: 21.7%

3-year Net Profit Margin Improvement



8.2%
15.3%
17.6%
2005
2006
2007

Strong Financial Performance

Solid Q108 Performance

YUCHENG Technologies Limited

Revenue



USD Mil
18
16
12
8
4
0
9.3
16.0
Q1 07
Q1 08

- Y-o-Y revenue growth of 71.2%

Non-GAAP Net Income[1]



USD Mil
1.8
1.6
1.4
1.2
0.8
0.4
0
1.0
1.7
Q1 07
Q1 08

- Y-o-Y net income growth of 61.4%
- 1Q08 Non-GAAP EPS of US$0.09
  - Core businesses generated EPS of US$0.13
  - POS related SG&A costs accounted for EPS of US($0.04)[2]

Note:

1. Adjusted for amortization of goodwill from e-Channels acquisition
2. POS related SG&A expenses for Q108 is US$0.7mm

Significant Growth Opportunity

#1: Leveraging Domain Expertise to Migrate Up the Value Chain


Value Chain
Outsourced Services
Software Solutions & IT Consulting
System Integration
• On-line Banking ASP
• Operation Outsourced Services
• Business Process Outsourcing
• IT and Business Consulting
• Front-end Channel Solutions
• Business Processing Solutions
• Back-end Mgmt & Analytical Solutions
• Third-party Hardware and Software Systems
Revenue Model
Project Based
Recurring / Transaction Based

Significant Growth Opportunities

#2: Simultaneously Vertical and Horizontal Expansion

YUCHENG Technologies Limited

Banking	Insurance	Asset / Fund Management	Investment Banks / Securities Firms
Top Tier National Banks			
Joint-Stock National Commercial Banks			
City Commercial Banks And Credit Union			

Significant Growth Opportunities

#3: Invest in the Huge POS Payment Processing Market Potential

- In 2007, only 21% of consumer payments were through bank cards, up from 17% in 2006, of which credit cards accounted for 7.35%.
- The numbers of POS terminals has grown from 225 in 1999 to 1.18 million in 2007
  - Nonetheless, hook-up rate in Beijing/Shanghai is estimated at less than 10%
- Penetration of POS terminals are expected to accelerate in the next few years

Card Revenue for Chinese Banking Sector



CAGR= 49% (credit card)
CAGR= 27% (debit card)
(RMB mm)
6,130
14,802
9,766
19,491
14,414
24,338
20,278
30,042
2005
2006
2007E
2008E
Credit Card
Debit Card

Number of POS Terminals in China



Unit' 000
8000
6000
4000
2000
0
'99-'06 CAGR 20.3%
'06-'12F CAGR 43.2%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008F
2009F
2010F
2011F
2012F

Source: Interac Association, Bear Stearns Asia, Broker's report, IResearch, Company research

Significant Growth Opportunities

... #3 POS is a Compelling Investment Opportunity

YUCHENG Technologies Limited



Cumulative Cash Flow Per POS
Payback Period
~2 Years
Time
Strong Cashflow
Initial
CapEx
$225

Average Processed Value[1] exceeds $7,000 and Processing Fee Income to Yucheng exceeds US$14 per month per installed POS

Note:
1. Average Monthly Processed Value Per POS refers to the quarterly average processed transaction value per POS with more than three months of continuous operation

Significant Growth Opportunities

... #3 And Will be More Compelling with Value-Added Services

YUCHENG Technologies Limited

Prepaid Card Issuance



YUCHENG
Technologies Limited
Issue prepaid cards
2-3% of par value of as processing fee
Corporate/ Gift Cards
Merchants
Prepaid Card Users Via Yucheng affiliated POS Network
Debit prepaid cards
Get goods and services
Service Providers and Merchants Throughout China

- Prepaid card is a popular form of gifting for consumers in China
  - Can be used on the card issuer's network
- An increasingly preferred tool for companies to provide corporate gifts, employee benefits/award and payment of corporate expenses in lieu of cash
  - Avoid expense abuse
  - Easy tracking of consumption records
- Card issuer's POS network must have certain critical mass
- Membership affinity program opens up reseller opportunity
  - F&B, leisure, entertainment and retailing segments
  - 1-3% of transaction value as commission

Significant Growth Opportunities

… #3 A Highly Scalable & Leverageable Business Model

YUCHENG Technologies Limited



Cash Flow of POS Operations
Time

- Fee revenue is highly scalable and is a function of installation base and transaction processed value
- Increments in expenses of sales team and customer service infrastructure will gradually top out as expansion continues, resulting in huge operating leverage
- Time to break even for the operation will depend on:
  - Overall consumer consumption
  - Targeted market share
  - New market expansion
  - Timing of value-added services

Investment Highlights

YUCHENG Technologies Limited

- Fast Growing Chinese "Fintech" Market
- Market Leadership Position
- Diverse and Expanding Customer Base
- Experienced Management Team
- Strong Financial Performance
- Significant Growth Opportunities

Thank You!

Investor Relations Contacts:
Remington Hu; Yvonne Young

investors@yuchengtech.com
Tel: +8610-6442-0533